Tidal ETF Trust 485BPOS

Exhibit 99.(h)(i)(16)

sixteenth AMENDMENT

TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS SIXTEENTH AMENDMENT effective as of August 5, 2022, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of December 21, 2018, as amended, is entered into by and between Tidal ETF Trust, a Delaware statutory trust (the “Trust”) and Tidal ETF Services LLC, a Delaware limited liability company (“Tidal”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the following series of the Trust to Amended Exhibit A:

Aztlan Global Stock Selection DM SMID ETF

Unlimited Hedge Fund Gross Returns Replication ETF

Noble Absolute Return ETF

Newday Sustainable Development Equity ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Sixteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL ETF TRUST		TIDAL ETF SERVICES LLC
On behalf of each series listed on Amended Exhibit A attached hereto

By:	/s/ Eric Falkeis	By:	/s/ Dan Carlson
Name:	Eric W. Falkeis	Name:	Daniel H. Carlson
Title:	President	Title:	Chief Financial Officer

Amended Exhibit A to the Fund Administration Servicing Agreement

Separate Series of Tidal ETF Trust

Name of Series

SoFi Select 500 ETF
SoFi Next 500 ETF
SoFi Social 50 ETF
SoFi Gig Economy ETF
SoFi Weekly Income ETF
SoFi Weekly Dividend ETF
SoFi Web 3 ETF

RPAR Risk Parity ETF UPAR Ultra Risk Parity ETF

SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF

Adasina Social Justice All Cap Global ETF

Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF

ATAC US Rotation ETF
ATAC Credit Rotation ETF

Gotham Enhanced 500 ETF
Gotham 1000 Value ETF

Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF
Sound Equity Income ETF
Sound Enhanced Equity Income ETF
Sound Total Return ETF

Acruence Active Hedge U.S. Equity ETF

American Customer Satisfaction ETF

SonicSharesTM Global Shipping ETF

iClima Distributed Smart Energy ETF

Robinson Alternative Yield Pre-Merger SPAC ETF

ZEGA Buy and Hedge ETF

FolioBeyond Rising Rates ETF

Home Appreciation U.S. REIT ETF

Elevate Shares 2X Daily BLOK ETF
Elevate Shares 2X Daily METV ETF
Elevate Shares 2X Daily BETZ ETF

Newday Ocean Health ETF
Newday Diversity, Equity & Inclusion ETF
Newday Sustainable Development Equity ETF

Ionic Inflation Protection ETF

Constrained Capital ESG Orphans ETF
Constrained Capital ESG Orphans Daily Inverse ETF

Aztlan Global Stock Selection DM SMID ETF

Unlimited Hedge Fund Gross Returns Replication ETF

Noble Absolute Return ETF

3